       As filed with the Securities and Exchange Commission on November 30, 2000
                                                     Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                3COM CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                             94-2605794
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)

                               5400 BAYFRONT PLAZA
                           SANTA CLARA, CA 95052-8145
                                 (408) 326-5000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

              NOMADIC TECHNOLOGIES, INC. 2000 EQUITY INCENTIVE PLAN
                             (FULL TITLE OF THE PLAN)

                                 MARK D. MICHAEL
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                                3COM CORPORATION
                               5400 BAYFRONT PLAZA
                           SANTA CLARA, CA 95052-8145
                                 (408) 326-5000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:
                            KATHARINE A. MARTIN, ESQ.
                     WILSON SONSINI GOODRICH & ROSATI, P.C.
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050

                         CALCULATION OF REGISTRATION FEE

========================================= ========================= ====================== ====================== ==================
                                                                          PROPOSED               PROPOSED
                                                   AMOUNT                  MAXIMUM                MAXIMUM             AMOUNT OF
         TITLE OF SECURITIES TO                    TO BE               OFFERING PRICE            AGGREGATE           REGISTRATION
             BE REGISTERED                      REGISTERED(1)            PER SHARE(2)         OFFERING PRICE(2)          FEE(2)
========================================= ========================= ====================== ====================== ==================
Common Stock, $0.001 par value, to be
issued upon exercise of options granted
and outstanding under the Nomadic
Technologies, Inc. 2000 Equity Incentive
Plan                                              258,260                  $1.40                 $361,564               $95.45
========================================= ========================= ====================== ====================== ==================

(1) This Registration Statement shall also cover any additional shares of Registrant's Common Stock that become issuable under the Nomadic Technologies, Inc. 2000 Equity Incentive Plan described herein (the "Plan") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the weighted average exercise price of the outstanding options under the Plan as of November 30, 2000, which average is $1.40.

================================================================================

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by 3Com Corporation (the "REGISTRANT") with the Securities and Exchange Commission are incorporated herein by reference:

     (a) The Registrant's latest annual report, filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT");

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

     (c) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed under the Exchange Act on September 18, 1984, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware authorizes a Delaware corporation to indemnify officers, directors, employees, and agents of the corporation, in connection with actual or threatened actions, suits or proceedings provided that such officer, director, employee, or agent acted in good faith and in a manner such officer reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. This authority is sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

     The Registrant's By-laws provide for indemnification of officers and directors to the fullest extent permitted by Delaware law. In addition, the Registrant has, and intends in the future to enter into, agreements to provide indemnification for directors and officers in addition to that provided for in the By-laws.

     The Registrant maintains insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against such person and expense incurred by such person in any capacity, subject to certain exclusions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

      Exhibit
      Number                                                  Description

        4.1          Nomadic Technologies, Inc. 2000 Equity Incentive Plan.
        5.1          Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
       23.1          Consent of Independent Accountants.
       23.2          Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1 to this registration statement).
       24.1          Power of attorney (contained on signature pages of this registration statement).

ITEM 9.  UNDERTAKINGS.

       (a)    The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
                     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
              Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the forgoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
              In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 30th day of November, 2000.

                                             3COM CORPORATION
                                               (Registrant)

                                             By: /s/ ERIC A. BENHAMOU
                                                -------------------------
                                                  Eric A. Benhamou
                                                  Chief Executive Officer and
                                                  Chairman of the Board

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric A. Benhamou his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                        Title                                 Date

            /s/ ERIC A. BENHAMOU                       Chairman of the Board and Chief
-----------------------------------------------              Executive Officer                   November 30, 2000
               Eric A. Benhamou                         (Principal Executive Officer)

             /s/ MICHAEL RESCOE
-----------------------------------------------      Senior Vice President, Finance and          November 30, 2000
                Michael Rescoe                      Planning and Chief Financial Officer
                                                           (Principal Financial and
                                                             Accounting Officer)

              /s/ JAMES E. COWIE
-----------------------------------------------                  Director                        November 30, 2000
                James E. Cowie

             /s/ PHILIP C. KRANTZ
-----------------------------------------------                  Director                        November 30, 2000
               Philip C. Krantz

              /s/ JAMES R. LONG
-----------------------------------------------                  Director                        November 30, 2000
                James R. Long

                /s/ JAN PETERS
-----------------------------------------------                  Director                        November 30, 2000
                  Jan Peters

             /s/ CASEY G. COWELL
-----------------------------------------------                  Director                        November 30, 2000
               Casey G. Cowell

             /s/ DAVID W. DORMAN
-----------------------------------------------                  Director                        November 30, 2000
               David W. Dorman

            /s/ JEAN-LOUIS GASSEE
-----------------------------------------------                  Director                        November 30, 2000
              Jean-Louis Gassee

             /s/ PAUL G. YOVOVICH
-----------------------------------------------                  Director                        November 30, 2000
               Paul G. Yovovich

            /s/ WILLIAM F. ZUENDT
-----------------------------------------------                  Director                        November 30, 2000
              William F. Zuendt

                                INDEX TO EXHIBITS

      Exhibit
      Number                                                  Description
        4.1          Nomadic Technologies, Inc. 2000 Equity Incentive Plan.
        5.1          Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
       23.1          Consent of Independent Accountants.
       23.2          Consent of Wilson Sonsini Goodrich & Rosati, P.C.
                     (contained in Exhibit 5.1 to this registration statement).
       24.1          Power of attorney (contained on signature pages of this
                     registration statement).